                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-30882) and Form S-3 (File No. 333-35580) of E Com Ventures, Inc. (formerly Perfumania, Inc.) of our report dated May 12, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Miami, Florida
May 3, 2001

                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-30882 of E Com Ventures, Inc. on Form S-8 of our report dated April 27, 2001, appearing in this Annual Report on Form 10-K of E Com Ventures, Inc. for the year ended February 3, 2001.

/s/ DELOITTE & TOUCHE LLP


Miami, Florida
May 4, 2001